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                                                                     EXHIBIT 2.2

                             EVOLVE SOFTWARE, INC.
                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is made as of June 29, 2001, between Evolve Software, Inc., a Delaware corporation ("Evolve"), and Vivant! Corporation, a Delaware corporation (the "Company"), pursuant to that certain Asset Acquisition Agreement by and between Evolve and the Company, dated as of May 22, 2001 (the "Acquisition Agreement").

     1.  Definitions.  As used in this Agreement:

          (a) "Common Stock" shall mean shares of Common Stock of Evolve, par value $.001 per share.

          (b)  "Holder" means a holder of Registrable Securities.

          (c) "Material Event" means the happening of any event during the period that a registration statement filed pursuant hereto is required to be effective as a result of which, in the reasonable judgment of Evolve, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) "Form S-1" and "Form S-2" means such forms of registration statements under the Securities Act as in effect on the date hereof or any similar successor forms thereto.

          (e) "Form S-3" means such form of registration statement under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Evolve with the SEC.

          (f) "Registrable Securities" means (i) the shares of Common Stock issued to the Company pursuant to the Acquisition Agreement, and (ii) any shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or replacement of, such shares. Registrable Securities shall not include any shares of Common Stock of Evolve that have been previously sold to the public. Registrable Securities shall also not include any shares of Common Stock of Evolve held by any Holder to the extent that such Holder may sell in the public market all shares of Common Stock held by such Holder and which are not subject to an effective registration statement filed hereunder pursuant to Rule 144 and/or Rule 145 under the Securities Act in a single three (3) month period. In the event that the number of shares of Common Stock held by any Holder which are not subject to an effective registration statement filed hereunder exceeds the maximum number of shares which may be sold by such Holder pursuant to Rule 144 and/or Rule 145 under the Securities Act in a single three (3) month period (the "Rule 144 Cap"), then a number of shares that may be sold pursuant to Rule 144 (in the order issued by Evolve) up to the Rule 144 Cap shall not be Registrable Securities, and any shares in excess of such Rule 144 Cap shall be Registrable Securities.

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          (g)  "SEC" means the Securities and Exchange Commission.

          (h) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement.

     2. Closing Acquisition Shares Registration. Evolve shall use commercially reasonable efforts to cause the Closing Acquisition Shares to be registered under the Securities Act pursuant to a registration statement on Form S-3 (the "Initial Registration") no later than fifteen business days after the date on which Evolve first becomes eligible to use such form under the Securities Act, so as to permit the resale of such Closing Acquisition Shares, and thereafter shall use commercially reasonable efforts to cause such Initial Registration to become effective as soon as practicable. In the event that Evolve issues any additional Closing Acquisition Shares pursuant to Section 3.2 of the Acquisition Agreement subsequent to the Effective Date (the "Additional Closing Acquisition Shares"), then Evolve shall use commercially reasonable efforts to cause such Additional Closing Acquisition Shares to be registered under the Securities Act within ten business days after the issuance thereof, either by means of a post-effective amendment to the Initial Registration (to the extent permissible), or by means of an additional registration statement on Form S-3, filed in the same manner and subject to the same conditions as the Initial Registration.

     3. Fixed Earnout Shares Registration. In the event that any of the Fixed Earnout Payment Shares are Registrable Securities, Evolve shall use commercially reasonable efforts to cause such Fixed Earnout Payment Shares which are Registrable Securities to be registered under the Securities Act pursuant to a registration statement on Form S-3 (the "Fixed Earnout Registration") no later than twenty business days after the date on which such Fixed Earnout Shares are issued, so as to permit the resale of such Fixed Earnout Payment Shares, and thereafter shall use commercially reasonable efforts to cause such Fixed Earnout Registration to become effective as soon as practicable.

     4. Earnout Shares Registration. Evolve shall use commercially reasonable efforts to cause the Variable Earnout Payment Shares which are Registrable Securities, as well as any Additional Earnout Payment Shares (as defined below), to be registered under the Securities Act pursuant to a registration statement on Form S-3 (the "Variable Earnout Registration") no later than twenty business days after the date on which such Variable Earnout Payment Shares are issued, so as to permit the resale of such Variable Earnout Payment Shares, and thereafter shall use commercially reasonable efforts to cause such Variable Earnout Registration to become effective as soon as practicable. In the event that Evolve issues any additional Fixed Earnout Payment Shares pursuant to Section
3.3 of the Acquisition Agreement (the "Additional Earnout Payment Shares"), then Evolve shall use include such Additional Earnout Payment Shares in the Variable Earnout Registration.

     5. Conditions and Limitations. It shall be a condition to any registration to be effected hereunder that all Holders seeking inclusion of Registrable Securities in such registration shall provide all such information and materials relating to such Holders, and take all such reasonable actions as may be required in order to permit Evolve to comply with all the applicable requirements

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of the SEC and to obtain any desired acceleration of the effective date of such registration, such provision of information and materials to be a condition precedent to the obligations of Evolve pursuant to this Agreement. The offerings made pursuant to such registrations shall not be underwritten. Notwithstanding anything herein to the contrary, Evolve shall not be required to cause any Registrable Securities to be registered if the aggregate Fair Market Value of all Registrable Securities to be so registered is less than $100,000, provided that in such event Evolve shall offer by Redemption Notice (as defined below) to each Holder of such Registrable Securities to redeem in one lump sum all such Registrable Securities held by each Holder, at a redemption price equal to the Fair Market Value for such Registrable Securities, within 10 days of such notice.

     6.   Postponement of Registration.

          (a) Registration. Notwithstanding anything herein to the contrary, Evolve shall be entitled to postpone the filing or the declaration of effectiveness of any registration statement prepared and filed pursuant hereto for a reasonable period of time, but not in excess of 120 calendar days after the applicable deadline and not more than once for all registration statements under this Agreement in any twelve-month period, if Evolve shall furnish to the Holders a certificate signed by Evolve's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of Evolve, there exists material non-public information about Evolve and that disclosure of such information would be seriously detrimental to Evolve and its stockholders.

          (b) Material Event. The Holders agree that, upon receipt of any notice from Evolve of the happening of a Material Event, the Holders will forthwith discontinue disposition of the Registrable Securities pursuant to any registration statement filed pursuant hereto until the Holders' receipt of copies of supplemented or amended prospectuses prepared by Evolve (which Evolve will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by Evolve, the Holders will deliver to Evolve all copies of the prospectus in use prior to such supplemented or amended prospectuses in their possession at the time of receipt of such notice, other than permanent file copies then in the Holders' possession.

     7. Resale Volume Limitations. The aggregate number of Closing Acquisition Shares sold to the public in any single consecutive thirty (30) day period, whether pursuant to a registration statement filed hereunder or under Rule 144 and/or Rule 145 under the Securities Act, shall not exceed 1/3 of the aggregate number of Closing Acquisition Shares issued pursuant to the Acquisition Agreement. The aggregate number of Earnout Payment Shares sold to the public in any single consecutive thirty (30) day period, whether pursuant to a registration statement filed hereunder or under Rule 144 and/or Rule 145 under the Securities Act, shall not exceed 1/4 of the aggregate number of Earnout Payment Shares issued pursuant to the Acquisition Agreement. Evolve shall place and maintain in effect such stop transfer orders and other measures as are reasonable necessary to give effect to the foregoing limitations. To the extent that the Company transfers any of the Closing Acquisition Shares to other Holders, it shall be the responsibility of the Company and such other Holders to coordinate any sales to ensure compliance with the foregoing limitations.

     8.   Unavailability of Form.

          (a) Initial Registration. In the event that Evolve is not able to file a registration on Form S-3 by September 30, 2001 because it fails to become and/or remain eligible to use that Form,

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then Evolve shall, as determined in its sole discretion, either (i) file the
Initial Registration on Form S-1 (or Form S-2 if such form is available for use by Evolve) by September 30, 2001, or (ii) offer by written notice to each Holder (the "Redemption Notice") to redeem all Closing Acquisition Shares held by such Holder in three equal installments on October 31, 2001, November 30, 2001 and December 31, 2001.

          (b)  Fixed Earnout Registration.   In the event that Evolve is
required to file a Fixed Earnout Registration pursuant to Section 3 hereof, and Evolve is not able to file a registration on Form S-3 as of the date such Fixed Earnout Registration is required to be filed because it fails to become and/or remain eligible to use that Form, then Evolve shall, as determined in its sole discretion, either (i) file the Fixed Earnout Registration on Form S-1 (or Form S-2 if such form is available for use by Evolve), or (ii) offer by written Redemption Notice to each Holder of Fixed Earnout Payment Shares which are Registrable Securities to redeem all Fixed Earnout Payment Shares held by each Holder which are Registrable Securities in one installment due within 30 days of such notice.

          (c) Variable Earnout Registration. In the event that Evolve is required to file a Variable Earnout Registration pursuant to Section 4 hereof, and Evolve is not able to file a registration on Form S-3 as of the date such Variable Earnout Registration is required to be filed because it fails to become and/or remain eligible to use that Form, then Evolve shall, as determined in its sole discretion, either (i) file the Variable Earnout Registration on Form S-1 (or Form S-2 if such form is available for use by Evolve), or (ii) offer by written Redemption Notice to each Holder of Variable Earnout Payment Shares and Additional Earnout Payment Shares which are Registrable Securities to redeem all Variable Earnout Payment Shares and Additional Earnout Payment Shares held by each Holder which are Registrable Securities in three equal quarterly installments, with the first installment due within 30 days of such notice and each subsequent installment due 90 days after the prior payment.

          (d) Redemption Procedures. In the event that Evolve elects to offer to redeem any Registrable Securities pursuant to Sections 7(a), 7(b) or 7(c) above, the Redemption Notice shall be mailed, first class postage prepaid, to each Holder of Registrable Securities to be redeemed, in accordance with Section 15 hereof, notifying such Holder of the redemption to be effected, specifying the number of Registrable Securities offered to be redeemed from such Holder, the effective date or dates of such redemption (the "Redemption Date(s)"), and the place at which payment may be obtained. Each such Holder may accept Evolve's offer by surrendering to Evolve his certificate or certificates representing the Registrable Securities to be redeemed on each Redemption Date, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price (as defined below) of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. Each such Holder may accept Evolve's redemption offer by surrendering such certificates no later than fifteen (15) days after the applicable Redemption Date. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. The redemption price for each share of Registrable Securities to be redeemed shall equal the Fair Market Value of such share as of the last date of issuance or cancellation of Closing Acquisition Shares, Fixed Earnout Payment Shares or Variable Earnout Payment Shares, as the case may be, as determined under the Acquisition

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Agreement (the "Redemption Price"). From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Holders of such shares as holders of Common Stock tendered for redemption (except the right to receive the Redemption Price without interest) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

     9. Restrictive Legends. Each certificate representing (i) the Closing Acquisition Shares or Earnout Payment Shares and (ii) shares issued or issuable in respect of such shares upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING RESALE LIMITATIONS, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS, INCLUDING RESALE LIMITATIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

     10. Obligations of Evolve. In the case of each registration, qualification or compliance effected by Evolve pursuant to this Agreement with respect to Registrable Securities, Evolve will keep each Holder of Registrable Securities registered or qualified pursuant thereto advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Evolve will:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities as set forth herein and use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable, and, keep such registration statement effective until all shares included therein have been sold or cease to be Registrable Securities;

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

          (c) Furnish to the Holders such number of copies of a prospectus, including if applicable a preliminary prospectus, in conformity with the requirements of the Securities Act, and

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such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities held by them;

          (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Evolve shall not be required in connection therewith or as a condition thereto to do business or file a general consent to service of process in any such jurisdictions;

          (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any Material Event, and prepare and file promptly, and deliver to the Holders, copies of supplemented or amended prospectuses prepared by Evolve; and

          (f) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by Evolve are registered.

     11. Expenses. Evolve shall pay the expenses incurred by Evolve in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of Evolve's outside counsel and independent auditors. The Holders shall be responsible for all underwriting discounts and commissions and transfer taxes, as well as any other expenses incurred by the Holders.

     12. Indemnification. In the event of any offering registered pursuant to this Agreement:

          (a) Evolve will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to any registration effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Evolve of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), any state securities laws applicable to Evolve, in connection with any such registration, and will reimburse such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Evolve will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to Evolve by such Holder or (ii) if a copy of the final prospectus relating to any registration statement (as then amended

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or supplemented if Evolve shall have furnished prior to such transaction by such
Holder any amendments or supplements thereto) (the "Final Prospectus") was not sent or given by or on behalf of such Holder to a purchaser of the Holder's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally indemnify Evolve, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Evolve's securities covered by such a registration statement, and each person who controls Evolve or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Evolve, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or other document in reliance upon and in conformity with written information furnished to Evolve by an instrument duly executed by such Holder and stated to be specifically for use therein, provided, however, that in no event shall the obligations of such Holders hereunder exceed an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified party (which shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) The obligations of Evolve and the Holders under this Section 5 shall survive the completion of any offering of stock in a registration statement under this Agreement.

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     13.  Reports Under Exchange Act.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Restricted Securities to the public without registration, Evolve agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times so long as Evolve remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b) use reasonable efforts to then file with the SEC in a timely manner all reports and other documents required of Evolve under the Securities Act and the Exchange Act; and

          (c) furnish to Holders of Registrable Securities forthwith upon request a written statement by Evolve as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Evolve, and such other reports and nonconfidential documents of Evolve as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

     14. Assignment of Registration Rights. The rights to cause Evolve to register Registrable Securities pursuant to this Agreement may be assigned by the Company or its valid transferees to only to (i) a subsidiary of the Company or of a Holder which is a corporation, (ii) as a distribution made by a Holder which is a partnership, limited liability company or corporation to its partners, members and stockholders, as the case may be, in accordance with their interest in such entity, or (iii) by a Holder which is an individual to a member of the Holder's immediate family or a trust established for the benefit of the Holder or members of its immediate family; provided, however, that upon the death of any Holder which is an individual, the rights to cause Evolve to register Registrable Securities pursuant to this Agreement shall inure to such Holder's devisee, legatee or other designee; and provided further that the rights to cause Evolve to register Registrable Securities shall be transferable only to persons acquiring at least 50,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends and similar events). It shall be a condition to any transfer of Registrable Securities that the transferee execute and deliver a joinder to this Agreement in a form reasonably acceptable to Evolve.

     15. Amendment of Registration Rights. This Agreement may be amended by Evolve and the holders of a majority of the Registrable Securities then outstanding at any time by execution of an instrument in writing signed on behalf of each of the parties.

     16. Grant of Additional Registration Rights. The Holders acknowledge that Evolve may acquire other companies, businesses or assets or engage in private offerings of its securities and in the course of such transactions may grant registration rights with respect to shares of Evolve on terms which would be negotiated at such time and may be materially different than the terms of this Agreement.

     17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt) or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage pre-paid, to the parties, addressed (a) if to a Holder, at the most recent
                                      -8-
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address of such Holder as set forth in the securities register of Evolve or (b)
if to Evolve at 1400 65th Street, Emeryville, California, 94608, Attention:
General Counsel.

     18. Governing Law; Interpretation. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. Severability; Survival. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

     20. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

     21. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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     IN WITNESS WHEREOF, Evolve and the Company have caused this Agreement to be executed as of the date first above written.

                                    EVOLVE SOFTWARE, INC.

                                    /s/ John Bantleman
                                    -------------------------------------
                                    Signature of Authorized Signatory

                                    President & CEO
                                    -------------------------------------
                                    Print Name and Title

                                    VIVANT! CORPORATION

                                    /s/ C.B. Padnos
                                    -------------------------------------
                                    Signature of Authorized Signatory

                                    President & CEO
                                    -------------------------------------
                                    Print Name and Title






               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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